United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)       December 22, 2011

PERFICIENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15169	74-2853258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Maryville Centre Drive, Suite 400, Saint Louis, Missouri	63141
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code    (314) 529-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

    Davis Employment Agreement.  Perficient, Inc. (the “Company”) entered into an employment agreement with Jeffrey S. Davis, our President and Chief Executive Officer, on December 22, 2011 which amended and restated his prior agreement with certain changes.  The agreement is effective as of January 1, 2012 and will expire on December 31, 2014.  Mr. Davis’s previous employment agreement with the Company was effective January 1, 2009 and was set to expire on December 31, 2011. Mr. Davis’s new employment agreement has the following terms:

•	an annual salary of $330,000 that may be increased by the Board of Directors from time to time;
•	an annual performance bonus of up to 200% of Mr. Davis’s annual salary in the event the Company achieves certain performance targets;
•
entitlement to participate in such insurance, disability, health, and medical benefits and retirement plans or programs as are from time to time generally made available to executive employees of the Company, pursuant to the policies of the Company and subject to the conditions and terms applicable to such benefits, plans or programs;

•
death, disability, severance, and change of control benefits upon Mr. Davis’s termination of employment or change of control of the Company, including a severance of two year’s base salary, one year’s target bonus, and one year of benefits (and vesting of all unvested options and restricted shares)  if Mr. Davis is terminated without cause or under a constructive termination, as defined in the agreement; and

•	100% of all unvested options and restricted shares vest upon a change in control.

    Mr. Davis has agreed to refrain from competing with the Company for a period of three years following the termination of his employment. Mr. Davis’s compensation is subject to review and adjustment on an annual basis in accordance with the Company’s compensation policies as in effect from time to time.

    Martin Employment Agreement.  The Company entered into an employment agreement with Paul E. Martin, our Chief Financial Officer, on December 22, 2011, which amended and restated his prior agreement with certain changes.  The agreement is effective as of January 1, 2012 and will expire on December 31, 2014.  Mr. Martin’s previous employment agreement with the Company was effective May 5, 2010 and was set to expire on December 31, 2011. Mr. Martin’s new employment agreement has the following terms:

•	an annual salary of $255,000 that may be increased by the Chief Executive Officer, with approval by the Board of Directors or its Compensation Committee, from time to time;
•	an annual performance bonus of up to 80% of Mr. Martin’s annual salary in the event the Company achieves certain performance targets;
•
entitlement to participate in such insurance, disability, health, and medical benefits and retirement plans or programs as are from time to time generally made available to executive employees of the Company, pursuant to the policies of the Company and subject to the conditions and terms applicable to such benefits, plans or programs;

•
death, disability, severance, and change of control benefits upon Mr. Martin’s termination of employment or change of control of the Company, including a severance of one year’s base salary, one year of benefits and one year of vesting of options and restricted stock if Mr. Martin is terminated without cause or under a constructive termination, as defined in the agreement; and

•	50% of all unvested options and restricted shares vest upon a change in control.

    Mr. Martin has agreed to refrain from competing with the Company for a period of three years following the termination of his employment. Mr. Martin’s compensation is subject to review and adjustment on an annual basis in accordance with the Company’s compensation policies as in effect from time to time.

    The foregoing is a summary of the material terms of Messrs. Davis’s and Martin’s employment agreements only, and is qualified by its entirety by the actual terms of the agreements which are filed as exhibits to this Report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

10.1	Employment Agreement, by and between Jeffrey S. Davis and Perficient, Inc.
10.2	Employment Agreement, by and between Paul E. Martin and Perficient, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFICIENT, INC.

Date: December 23, 2011	By:	/s/ Paul E. Martin
Paul E. Martin
Chief Financial Officer

Exhibit Index

Exhibit
Number	Description

10.1	Employment Agreement, by and between Jeffrey S. Davis and Perficient, Inc.
10.2	Employment Agreement, by and between Paul E. Martin and Perficient, Inc.